SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


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                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF

                    THE SECURITIES EXCHANGE ACT OF 1934


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     Date of Report (Date of Earliest Event Reported):  March 25, 1997


                          ETS INTERNATIONAL, INC.
          (Exact name of Registrant as specified in its charter)


          Virginia            00019678           54-1414643
        (State or other      (Commission      (IRS Employer
        jurisdiction of      File Number)     Identification No.)
        incorporation)


           1401 Municipal Road, NW
           Roanoke, Virginia                          24012
     (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code: (540) 265-0004


                              Not Applicable
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       (Former name or former address, if changed since last report)
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      Item 5.    Other Events.
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      On March 25, 1997, ETS International, Inc. (the "Company") announced a new secured credit facility of up to $2,500,000. A portion of this credit facility will be used to replace approximately $1.6 million of the Company's existing credit facilities. The Company's promissory note provides for fixed monthly interest of $25,000 over a two-year term, subject to call by the holder upon 60 days notice, and is secured by assets of the Company and its subsidiaries. The Company currently has drawn down $2,000,000 of this credit facility. The $500,000 balance remaining is available to the Company. Based on the current draw down, the $25,000 fixed interest is equivalent to a 15% annual interest rate. The Company may prepay the note at any time without penalty upon 60 days notice. The credit facility is provided by Company investor and director Tom Marmon.

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                                SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ETS INTERNATIONAL, INC.



                                  By s/John D. McKenna
                                     -------------------------------
                                       John D. McKenna
                                       President

Date:  March 27, 1997
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